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                                                                   EXHIBIT 23.2




                         Independent Auditor's Consent



We consent to the use in the Registration Statements and Prospectus an Form SB-2 dated August 7, 1998, of Koala Corporation of our report dated February 12, 1997, on the financial statements of Koala Corporation for the years ended December 31, 1996 and 1995, incorporated by reference in the Registration Statement, and to the use of our name and the statements with respect to us under the heading "Experts" in such Prospectus.



                        /s/BLANSKI PETER KRONLAGE & ZACH, P.C.


Minneapolis, Minnesota
August 14, 1998